                                                                    EXHIBIT 99.4

                      BEFORE THE DEPARTMENT OF INSURANCE
                               STATE OF NEBRASKA


STATE OF NEBRASKA                                         APPOINTMENT OF SPECIAL
DEPARTMENT OF INSURANCE,                                  DEPUTY SUPERVISOR

                  PETITIONER,

vs.                                                       CAUSE NO.: C-1242

AMWEST SURETY INSURANCE
COMPANY,

                  RESPONDENT.

         I, L. Tim Wagner, Director of Insurance for the State of Nebraska, hereby appoint Michael J. FitzGibbons of FitzGibbons, Tharp & Associates as Special Deputy Supervisor pursuant to Neb. Rev. Stat. (S) 44-4809 (Reissue
                                      ---------------
1999).


         Dated this 8/th/ day of May, 2001,


                                                           L . TIM WAGNER
                                                           Director of Insurance

                            CERTIFICATE OF SERVICE

         The undersigned hereby certifies that a true copy of the above Appointment of Special Deputy Supervisor was served upon Jeffrey A. Shonka, President and Chief Operating Officer of Amwest Surety Insurance Company, 5230 Las Virgenes Rd., Calabasas, CA 91302 on this 8th day of May, 2001, by certified U.S. Mail, postage prepaid.

                              Page 14 of 15 Pages